FEDERAL HOME LOAN BANK OF PITTSBURGH EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN 2021 I. EFFECTIVE DATE This Executive Officer Incentive Compensation Plan (“Executive Officer Plan” or “Plan”) of the Federal Home Loan Bank of Pittsburgh was originally established effective as of January 1, 2013 and shall continue in effect until terminated by the Bank’s Board of Directors. Incentive Awards (“Awards”) may be paid for the Plan Year (January 1 to December 31, each year) in accordance with the provisions of this Plan. The goals for the Plan Year and terms of the Awards shall be set forth in a separate Attachment to this Plan. II. PURPOSE AND OBJECTIVES The Plan is designed to retain and motivate executive officers and reward the: (i) achievement of key annual goals and (ii) maintenance of satisfactory financial condition and member value over the longer term. III. PLAN ADMINISTRATION The Plan is administered by the President; the Human Resources and D&I Committee of the Board of Directors (the “Committee”); and the Board of Directors (the “Board”). A. Responsibilities of the President The President will provide recommendations to the Committee and the Board regarding Plan participation, Bank performance goals, Bank achievements, and Awards for the Bank’s executive officers. B. Responsibilities of the Committee The Committee will review all Plan recommendations and revisions (including all performance goals and Awards) from the President and present final recommendations to the Board for its approval. In addition, the Committee will review the performance of the President and the Bank’s other executive officers and make recommendations regarding any Award payouts under the Plan. C. Responsibilities of the Board The Board will review and approve (as it determines appropriate) recommendations from the Committee. IV. ELIGIBILITY The Bank’s executive officers are eligible to participate on the terms described in this Executive Officer Plan. Upon designation as a participant, each participant will be provided a copy of the Plan. V. EXECUTIVE OFFICER PLAN AWARD OPPORTUNITY LEVELS A summary of the Award levels is attached as Attachment A. Each participant shall be provided with a separate document showing his/her level of participation in the Plan. VI. PERFORMANCE MEASURES

The Plan Year for the Award opportunity shall mean the annual period ending December 31, (unless otherwise specifically stated in regard to a goal(s) in the applicable goal attachment to this Executive Officer Plan for the Plan Year). The Plan goals can be both quantitative and qualitative. Overall performance of Bank goals, and individual and group goals (as applicable), as well as individual performance objectives as measured through the Bank’s performance evaluation process, in aggregate, quantify the performance measures under the Plan that will be considered when determining overall actual performance and any Award payout amount. Certain positions have a greater and more direct impact than others on the achievement of Bank performance. Those differences are recognized by varying the incentive opportunity expressed as a percentage of a participant's base salary. For executive management, generally, the greater the control and influence a participant can exert over Bank goals, the larger a portion of their incentive Award will be based on Bank performance. Executive officer goals may consist solely of Bank goals or they may include a combination of Bank goals and individual or group goals as determined by the Board. In general, goals requiring attainment of specified performance or completion of specified tasks and activities shall not be considered as having been met when the actual performance as measured by completion of the activities has not been attained. Interpolation of Award amounts is permissible for achieved performance (measured by completion of the stated goals) at levels between threshold and target, and target and maximum. Awards for performance results between the threshold and target levels are calculated as a percentage of the target level. Awards for performance between the target and maximum levels are calculated as a percentage of maximum. Additionally, the specific terms of an approved goal(s) may establish further standards for interpolation. VII. AWARD DETERMINATION AND PAYMENT No participant has a vested right to any Award under the Plan until: (i) a determination of an Award payment has been made by the Board; (ii) the participant has met all applicable requirements for such Award and for receiving payment of such an Award, including, without limitation, any continued service and performance requirements as set forth in this Plan; and (iii) all the other conditions and criteria regarding payment of such Award as set forth in this Executive Officer Plan are met. At the conclusion of the applicable Plan Year after considering the Bank's performance against the Bank goal(s), individual performance, and actual overall Bank performance, the President shall recommend to the Committee the Awards to be paid to the Bank’s executive officers, excluding the President. With respect to the determination of any Awards to the executive officers under this Plan, the Committee and the Board shall consider, in addition to individual and overall Bank performance, Bank financial condition, operating environment, and any other factors it considers relevant, including, without limitation, the extent (if any) to which any extraordinary or non-recurring transaction had a material effect on whether a goal(s) was attained. A participant who is on formal corrective action for performance at any time during the Plan Year will be ineligible to receive any payment of any Award. In order for any Award payment to be made, the most recent examination by the Federal Housing Finance Agency (“Finance Agency”) of the participant’s area(s) of responsibility must not have identified any unsafe or unsound practice or condition. A. Assessment of Performance Following December 31 of each year, the Board will evaluate performance against the incentive goals set forth on the attached Annual Goal Scorecard and determine the total amount of the Award (if any) based on that performance (such amount shall be referred to as the “Total Award”). The Total Award, if any, will be divided such that: 1) 50 percent of the Total Award shall be referred to as the “Current Incentive Award”

and 2) the remaining 50 percent of the Total Award shall be referred to as the “Deferred Incentive Award.” The following illustrates how the 2021 Current Award and Deferred Incentive Award would be paid: Payment Description Payment Year* Current Incentive Award 50% of the Total Award 2022 Deferred Incentive Award installment Up to 33 1/3% of the Deferred Incentive Award 2023 Deferred Incentive Award installment Up to 33 1/3% of the Deferred Incentive Award 2024 Deferred Incentive Award installment Up to 33 1/3% of the Deferred Incentive Award 2025 *Payment will be made no later than March 15 in the year indicated. All payments are subject to the terms of this Plan, including Section B below. In no event shall the aggregate amount of any Current Incentive Award and Deferred Incentive Award installments paid to a participant in any payment year exceed 100 percent of the participant’s base salary. B. Payment of Each Deferred Incentive Award Installment Contingent on the Bank Continuing to Meet Stated Criteria and Contingent on the Participant Meeting Stated Payment Criteria 1. Maintenance of Satisfactory Bank Performance Except as set forth in Subsection 2., it is intended that a condition to payment of each Deferred Incentive Award installment is that in the annual period preceding the designated Payment Year for such installment, the Board determines that the Bank has met at least one (1) of the Deferred Incentive Award criteria set forth in Attachment B to this Plan. If the Board determines that the Bank has not met any of the stated criteria, then, such Deferred Incentive Award installment payment shall not be made. For the avoidance of doubt, if the Bank fails to meet at least one (1) of the criteria in the year preceding a designated Payment Year for one installment of a Deferred Incentive Award and such installment payment is not made, but then, the Bank meets at least one of the criteria in the annual period before the designated Payment Year for the next installment payment, then, a subsequent Deferred Incentive Award installment payment shall be made. The actual amount of each Deferred Incentive Award installment payment shall be determined pro-rata or on such other basis as the Board shall determine in assessing the extent to which the stated criteria set forth on Attachment B were met by the Bank during the preceding annual period. In no case may the maximum amount of any Deferred Incentive Award installment be paid unless all of the stated criteria in Attachment B have been met in the preceding year. This provision shall not in any manner limit the Board’s authority under Articles VIII. and IX. of the Plan. 2. Board Discretion—Strategic Transactions If prior to the payout of all Deferred Incentive Award payments a Change in Control event occurs (as defined below) then, in such case, the Deferred Incentive Award criteria set forth on Attachment B are inapplicable and all unpaid Deferred Incentive Awards: (i) shall vest 30 days after the Finance Agency issues its written approval of such a transaction and (ii) shall be paid to the participants 30 days after the closing of the transaction. For purposes of this section “Change in Control” shall mean: (i) the merger, reorganization, or consolidation of the Bank with or into another Federal Home Loan Bank or other entity, (ii) the sale or transfer of all or substantially all of the business or assets of the Bank to another Federal Home Loan Bank or other entity, (iii) the purchase by the Bank or transfer to the Bank of all or substantially all of the business or assets of another Federal Home Loan Bank, (iv) a change in the composition of the Board of Directors, as a result of one or a series of related transactions, that causes the number of directors of the Bank elected by members of the Bank located in Pennsylvania, West Virginia, and Delaware to cease to constitute a majority of the directors of the Bank that are elected by members of the Bank (excluding, for purposes of this clause (v), non-member independent directors), or (vi) the liquidation of the Bank. Provided that the term "reorganization" contained in this definition shall not include any reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. Section 1421, et seq., as amended, and 12 U.S.C. Section 4501 et seq., as amended, and which the Director of the Finance Agency (or successor agency) has determined should not be a basis for making payment under this Plan, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. Section 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S.C. Section 1431(d)). 3. Termination of Employment; Pro-Rated and Deferred Incentive Award Payments; Participant Performance Condition Participants who terminate employment with the Bank for any reason, other than death, disability, or retirement prior to the Current Incentive Award payout date will not be eligible for such an Award. Participants who are hired during the Plan Year or whose employment ends due to involuntary termination1 (excluding involuntary termination for cause2), death, disability, or retirement prior to the Current Incentive Award payout date may be eligible to be considered for a pro-rated Current Incentive Award.3 Participants who terminate employment due to retirement or involuntary termination (other than for cause) after the Current Incentive Award payout date but before completion of the payment of all corresponding Deferred Incentive Award installments (as set forth above) shall receive such Deferred Incentive Award installment payments at the same time as such payments are made to Plan participants who are current Bank employees. Participants who otherwise resign employment before the completion of the payment of all corresponding Deferred Incentive Award installments shall not receive payment of such installments. Any participant that is terminated by the Bank for cause (as defined in this Plan) prior to receiving payment of all corresponding Deferred Incentive Award installments shall not receive payment of any remaining unpaid Deferred Incentive Award installments. This provision shall not in any manner limit the Board’s authority under Articles VIII. and IX. of the Plan. In the case of a participant whose employment terminates due to death or disability before completion of the payment of all corresponding Deferred Incentive Award installments, such installments shall promptly 1 “Involuntary termination” shall be interpreted consistent with “separation from service” as defined in the IRS 409A Regulations and exclude termination for cause and shall include a “resignation for good reason” as defined by the IRS 409A Regulations. 2 For purposes of the Plan, “cause” means: (1) continued failure of the Participant to perform his or her duties with the Bank (other than any such failure resulting from disability), after a demand for performance, pursuant to a resolution of the Board, is delivered to the participant by the chair of the board, which specifically identifies the manner in which the participant has not performed his or her duties; (2) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than routine traffic violations or similar offenses); or (3) removal of the participant by or at the direction of the Federal Housing Finance Agency pursuant to federal laws, rules, and regulations, including 12 U.S.C. §4501 et. seq. as amended or by any successor agency to the Federal Housing Finance Agency pursuant to a similar statute. 3 “Retirement” for purposes of this Plan is defined as a participant meeting one of the following criteria: (1) 60 years of age or older with at least 5 years of service; (2) 65 years of age or older regardless of service; (3) age 55 or older with at least 10 years of service; or (4) the combination of the participant’s age and years of service equals or exceeds 70. , In all cases of retirement, the participant is required to enter into a non-solicitation agreement in the form required by the Bank regarding the Bank’s customer’s and employees. “Disability” shall be interpreted consistent with IRS 409A Regulations.

vest following the death or disability and the remaining installments shall be paid by the Bank within 90 days of the date of death or determination of disability. C. Provisions Applicable to All Awards Under the Plan Except as expressly set forth otherwise in this Plan, payments under the Plan are intended to satisfy the “short-term deferral” exception under Section 409A of the Internal Revenue Code (“Code”). Each payment under the Plan will be treated as a separate payment for purposes of Section 409A of the Code and corresponding IRS 409A Regulations. Appropriate provisions shall be made for any taxes that the Bank determines are required to be withheld from any Awards under the applicable laws or other regulations of any governmental authority, whether federal, state, or local. For the avoidance of doubt, Participants will be solely responsible for any applicable taxes (including income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt of any Award under the Plan. This Plan and the payment of any Award hereunder shall be subject to the Finance Agency’s authority over executive compensation pursuant to 12 U.S.C.§ 4518. The payment of any Award shall be subject to such obligations, terms, and conditions as the Committee or the Board may specify in making the Award and, in exercising its discretion to make any Award determination hereunder, the Board may choose to consider factors such as overall Bank financial performance, operating environment, and other relevant considerations. Acceptance of any Award shall constitute agreement by the participant to all obligations, terms, conditions, and restrictions so imposed. VIII. CLAWBACK AND REDUCTION OF AWARDS In the event of gross misconduct, gross negligence, materially inaccurate financial statements, erroneous performance metrics related to incentive goal calculation or conviction of a felony, the Board will have the authority to adjust Award amounts or reclaim Award payments. For the avoidance of doubt, the Board may in its sole discretion, decline to adjust the terms of any outstanding Award if it determines that such adjustment would violate applicable law or result in adverse tax consequences to a participant or the Bank. The Board will utilize its discretion to reduce the amount of any Current Award and Deferred Award installments if it determines that: (i) Operational errors or omissions result in material revisions to the financial results, information submitted to the Finance Agency, or data used to determine incentive award payment amounts; (ii) The submission of information to the Securities and Exchange Commission (“SEC”), the Office of Finance (“OF”), and/or the Finance Agency has not been provided in a timely manner; or (iii) The Bank fails to make sufficient progress, as determined by the Finance Agency and communicated to Bank management and/or the Board by the Finance Agency, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring executive management’s attention.

IX. TERMINATION OR AMENDMENT The Plan, in whole or in part, may at any time or from time to time be amended, suspended, or reinstated and may at any time be terminated by action of the Board. The Board has the power and authority to construe, interpret, and administer the Plan. Any decision arising out of or in connection with the construction, interpretation, or administration of the Plan will lie within the Board's absolute discretion and will be binding on all parties. No provision of this Plan shall create any right to continued employment.

Attachments Attachment A—2021 Award Levels Participant Level Threshold Incentive Award Opportunity Target Incentive Award Opportunity Maximum Incentive Award Opportunity Level A 60% 75% 100% Level B 55% 70% 85% Level C 50% 65% 80% Level D 40% 55% 70%

Attachment B 2021 Criteria for Payment of Deferred Award Installments (1) Market Value of Equity to Par Value of Capital Stock (MV/CS) - Maintain MV/CS above 105% on (2) Retained Earnings Level - Maintain enough retained earnings to exceed the Bank's retained earnings target at each year end of deferred payment period. The Board will consider the following criteria and may exercise its discretion to adjust an award based on such criteria: Remediation of Examination Findings. Defined as the Bank making sufficient progress, as determined by the FHFA and communicated to Bank management or the Board of Directors by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings and matters requiring executive management's attention. Refers to examination findings from the examination during the applicable deferral year for the installment. For example, for the 2014 installment (payable in 2015), the applicable examination is the 2014 examination. Timeliness of FHFA, SEC, and OF Filings. Filings defined as SEC periodic filings, call report filings with FHFA, and FRS filings with OF that are timely filed and no material restatement by the Bank is required. Notes: at least one of the (1) and (2) stated quantifiable criteria above must have been met in the preceding year in order for any installment payment to be made. In the event that both of the (1) and (2) stated quantifiable criteria are met in the preceding year, the payment will be made at 125% of the deferred amount. In no event shall the aggregate amount of any Current Incentive Award and Deferred Incentive Award installments paid to a participant in any payment year exceed 100 percent of the participant's base salary.

2021 Incentive Goal Scorecard Goal Weight Threshold Target Max YTD As of __, 2021 Optimize member use of core products by year- end. Core products include: Advances, MPF, letters of credit, safekeeping and five community investment products (Affordable Housing Program, Community Lending Program, Banking On Business, First Front Door and Home4Good). 30% 695 725 775 Profitability as measured by adjusted earnings relative to total GAAP capital in excess of full year average Fed Funds rate within identified risk parameters (Board duration of equity limits). (see Attachment A) 30% 248 bps 293 bps 338 bps KRI Performance: performance of 12 KRIs over 12 months provides 144 measurement data points (see Attachment B) 10% 120 130 140 Peer Operating Expense Scorecard: basket of 3 metrics (see Attachment C) 10% Rank 9 Rank 6 Rank 3 D&I Strategic Plan (see Attachment D) 10% 4 of 13 8 of 13 13 of 13 LIBOR Transition Project (see Attachment E) 10% 3 of 5 4 of 5 5 of 5

2021 Incentive Goal Scorecard Attachment A Goal Weight Excluded items include: Advance prepayment fees Mortgage delivery commitment changes from budget (MPF P&L) Mark- to- market adjustments on economic derivatives and unrealized gain/loss on trading securities (change from budget assumptions). These amounts represent fair-value adjustments based on the current market price. Legal settlements (i.e., PLMBS) Derivative hedge ineffectiveness 30%

2021 Incentive Goal Scorecard Attachment B Goal Weight KRI Performance Consistent with the Bank’s Risk Appetite Statement that “everyone is a risk manager” and the continuous focus on nurturing a risk-appropriate culture, KRIs provide a representation of the key risks to be managed and monitored across the Bank. KRI performance includes the following metrics: • Retained Earnings Adequacy • Return on Equity Spread Volatility • FHFA Liquidity Requirement • Aggregate Refunding Risk • Stress Test Collateral Shortfall • MPF Original Performance Ratio • Derivative Counterparty Credit • Unsecured Exposure to Low-Rated Counterparties • Operating Incidents • Critical Services Availability • Security Protect and Detect Composite • Security Social Engineering Composite The performance of the selected KRIs above will be measured monthly and reported each month in the Risk Appetite Report. There are 12 KRIs measured over 12 months of performance resulting in 144 data points. Starting at a maximum score of 144, outside-of-risk-tolerance performance will result in a reduction in the total: - 1 for each yellow KRI and -3 for each red KRI. The range of incentive compensation measurement is below. Interpolation between the compensation bands is expected. Threshold: 120 Target: 130 Maximum: 140 10%

2021 Expense Scorecard Attachment C Total 1 Year 3 Years Combined Expense Change CAGR Total Rank FHLBank 1 - - - - 1 FHLBank 2 - - - - 2 FHLBank 3 - - - - 3 Max FHLBank 4 - - - - 4 FHLBank 5 - - - - 5 FHLBank 6 - - - - 6 Target FHLBank 7 - - - - 7 FHLBank 8 - - - - 8 FHLBank 9 - - - - 9 Threshold FHLBank 10 - - - - 10 FHLBank 11 - - - - 11

2021 Incentive Goal Scorecard Attachment D Goal Weight Diversity & Inclusion Executing on the D&I Strategic Plan by implementing the action plans in order to achieve the stated goals for the Workforce, Workplace, Marketplace and Sustainability. The Human Resources and Diversity and Inclusion Committee of the Board will approve the specific 2021 action plans to be implemented in order to achieve this goal. Note: Achievement levels are subject to the Bank’s practice of interpolation. 10%

2021 Incentive Goal Scorecard Attachment E Goal Weight LIBOR Transition Project The LIBOR transition cuts across the organization and the successful transition is critical to the Bank continuing to meet its mission and operate effectively with the expectation of LIBOR elimination by end of 2021. While there are many steps required for a successful transition, an inventory of five critical activities have been identified that will ensure the Bank continues to play a leadership role with the adoption of SOFR, while ensuring that the Bank is meeting member needs while adhering to the expectations of the FHFA. Details of the five critical activities can be found in the goal memo. Given the dynamic nature of SOFR marketplace adoption and evolving expectations, the five critical activities may be adjusted (with appropriate approvals) in order to ensure that stake holder expectations are successfully met. Proposed Goal Measurement: Threshold: 3 Target: 4 Max: 5 10%